BARNES GROUP INC.

EXERCISE OF AUTHORITY
RELATING TO STOCK AND INCENTIVE AWARD PLAN

WHEREAS, on July 24, 2008 the Board of Directors of Barnes Group Inc. (the “Company”) authorized, empowered and directed the Chairman of the Compensation and Management Development Committee of the Board of Directors of the Company (the “Committee”) to amend the Company’s compensation arrangements, including but not limited to the Barnes Group Inc. Stock and Incentive Award Plan (the “Stock
Plan”), before January 1, 2009 in any respect that the Chairman of the Committee (the “Chairman”) determined in his discretion to be necessary, advisable or expedient to plan for, respond to, comply with or reflect Section 409A of the Internal Revenue Code, the Treasury Regulations thereunder and formal and informal Treasury Department and Internal Revenue Service guidance relating thereto (collectively, “Section 409A”); and
WHEREAS, on December 31, 2008 the Chairman amended and restated the Stock Plan pursuant to the authority described above; and WHEREAS, on July 24, 2008 the Board of Directors of the Company (the “Board”) also (a) authorized the Senior Vice President, General
Counsel and Secretary of the Company, in relevant part, to make such changes and adopt such additional amendments to any compensation arrangement in connection with an amendment approved by the Chairman pursuant to the authority that was delegated to the Chairman by the Board on that date as the Senior Vice President, General Counsel and Secretary of the Company may determine in her discretion to be necessary, appropriate or expedient to correct mistakes and defects, and carry out the decisions and intentions of the Chairman and the purposes and intentions of the Section 409A-related resolutions adopted by the Board on that date, and (b) directed that any such changes so made and additional amendments so adopted by the Senior Vice President, General Counsel and Secretary of the Company shall have the same force and effect that they would have if they were duly adopted by the Board at a meeting called and held for that purpose; and

WHEREAS, the undersigned has determined that the Stock Plan as amended and restated by the Chairman on December 31, 2008 contains a mistake that should be corrected as of that date, the mistake being that Section 4(a)(i) states in relevant part that the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards is 950,000 shares of Common Stock, and does not reflect that the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards was increased by the stockholders of the Company on April 20, 2006 to 1,900,000 shares of Common Stock; and

WHEREAS, the undersigned has determined (a) that the aforementioned mistake was an inadvertent scrivener’s error, (b) that, as evidenced by the marked copy of the Stock Plan (“Attachment 11 - Marked Copy”) and the memorandum entitled “Summary

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of 409A Changes to Plans and Agreements” that were sent to the Chairman with the amended and restated Stock Plan on December 27, 2008 by Robert Salwen, Esq. (copies of which are attached hereto), there was no intention on the part of the Chairman to reduce or otherwise change the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards under the Stock Plan, and (c) that reducing or otherwise changing the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards under the Stock Plan would not have carried out the purposes or the intentions of the Section 409A-related resolutions that were adopted by the Board on July 24, 2008;

NOW, THEREFORE, pursuant to the authority that was conferred upon me by the Board on July 24, 2008, I hereby make the following change to the Stock Plan as amended and restated by the Chairman on December 31, 2008: in Section 4(a)(i), the number “950,000” is changed to “1,900,000”. The foregoing change shall be effective as of December 31, 2008.

Signed:

/s/ Signe S. Gates Signe S. Gates
Senior Vice President, General Counsel and Secretary

Date signed: March 3, 2009

Change effective as of December 31, 2008 2